Exhibit 10.17

LOAN AGREEMENT
State Energy Program American Recovery and Reinvestment Act Revolving Loan Program

Date of Agreement: July 1, 2010
Borrower Name and Address:	Lender Name and Address:
Advanced Environmental Recycling Technologies, Inc.	Oklahoma Department of Commerce
914 N. Jefferson	900 North Stiles Avenue
Springdale, Arkansas 72764	Oklahoma City, Oklahoma 73104-3234

State of Organization: Delaware	Attn.: Vaughn Clark, Division Director

The undersigned Borrower, with mailing address as shown above, hereby applies to the Lender for the loan and/or extension of credit described in Section 1(c) hereof, for the specific purpose of completing a certain State Energy Program – American Recovery and Reinvestment Act (SEP ARRA) Project hereinafter referred to as Project.

In consideration of Lender making such loan and/or credit extensions, or any part thereof, the Borrower agrees with the Lender as follows:

1.      REPRESENTATIONS AND WARRANTIES:   The Borrower represents and warrants to Lender that:

a.	Borrower is duly organized, existing and in good standing under the laws of the state indicated above, and is registered to do business in the State of Oklahoma.

b.
The borrowing hereunder and the execution, delivery and performance by Borrower of this Agreement, any promissory note payable to holder or its order, or any other agreements contemplated in connection herewith have been duly authorized by all necessary action of Borrower and are not in contravention of any law, rule or regulation or of the terms of the Borrower's Articles of Incorporation or Bylaws, or of any agreement or instrument to which Borrower is a party or by which Borrower may be bound.

c.	Proceeds of loans and extensions of credit arising hereunder will be used only for the purposes shown below:

Acquisition of equipment to assist Advanced Environmental Recycling Technologies, Inc., in the employment of the latest technologies to recycle polyethylene at their facility in Watts, Oklahoma.

2.
CONDITIONS PRECEDENT TO LOAN:  At or prior to the initial advance of a loan or extension of credit, the Borrower shall deliver or caused to be delivered to the Lender the following items, to be in form and substance satisfactory to the Lender at the Lender's sole discretion.

a.
Closing Documents.  This Agreement, the State Energy Program – American Recovery and Reinvestment Act Promissory Note and any and all security, collateral, and other documentation required of Borrower by Lender.

b.
The Lender will be granted a purchase money security interest in all equipment purchased with the loan proceeds from the Lender.  The Borrower will be responsible for preparing and filing the UCC financing statements with the County Clerks of Oklahoma and Adair Counties for each piece of equipment.  Copies of the file stamped financing statements must be sent to the Lender before any future requests for funds will be honored.

Borrower shall initial each page here [______] [______]

c.
The Borrower will only be permitted to draw loan proceeds for the acquisition of identifiable pieces of equipment.  The requests of funds must include copies of purchase orders or invoices from the vendors of the equipment.

d.	Proof of insurance on all of the collateral pledged to the Lender will be provided.

3.
AFFIRMATIVE AGREEMENTS: Until payment in full of the State Energy Program – American Recovery and Reinvestment Act Loan Program Note and performance of all obligations owing to the Lender under this Agreement and the instruments executed pursuant hereto, unless the Lender shall otherwise consent in writing, the Borrower covenants and agrees as follows:

a.
The Borrower shall maintain adequate records, in accordance with generally accepted accounting practices, of all transactions so that at any time and from time to time the true and complete financial condition of the Borrower may be readily determined. The Borrower shall make available at the Lender's request such records for Lender's inspection, furnish promptly to Lender and in such form as Lender may request any additional financial or other information concerning the assets, liabilities, operations and transactions of Borrower, and permit Lender to make and obtain copies of any such records or information.

b.
The Borrower shall inform Lender promptly of any litigation, or of any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation, in the event of an unfavorable outcome, would have a material adverse effect on Borrower's financial condition or would be reasonably expected to cause a Default.

c.
The Borrower shall permit representatives of the Lender to visit and inspect any of the properties of Borrower from time to time as the Lender may request or require and without prior notice or appointment.

d.  The Borrower will promptly and punctually perform all of its obligations hereunder and under all other instruments executed or delivered pursuant hereto, and under the terms of any other contract or agreement entered into by the Borrower in connection with the Project; provided that the Borrower shall have the right to contest in good faith any bona fide dispute under the terms of a contract or agreement entered into by the Borrower, and reserves deemed adequate by Lender have been established therefor.

e.	Throughout the term of this Agreement the Borrower will pay for the following items:

The Borrower agrees to pay or reimburse all of the reasonable fees, expenses and charges of Lender (including attorney fees), for any expenses it may have in collecting the amount due hereunder.

f.
The Borrower shall maintain its operations for use as represented in its application, and for no other purpose without the prior written consent of the Lender, which shall not be unreasonably withheld.  Borrower shall not alter use of the real estate, nor any other assets. It is understood that this restriction is for the protection and information of the Lender regarding any changes in operations which may include any environmental hazard, illegal activity, or cessation of operations, or other alteration which may effect repayment, and is not to be used as a method of control by the Lender

g.
The Borrower covenants that it will not take or omit to take any action which action or omission will cause the proceeds of the State Energy Program – American Recovery and Reinvestment Act Promissory Note to be applied other than to the payment of the costs of the Project and the costs and expenses related to the issuance of the State Energy Program - American Recovery and Reinvestment Act Loan Program Promissory Note in the manner provided in the proposed Project budget upon which State Energy Program – American Recovery and Reinvestment Act Loan Program approval was based. There shall be no variation from the amounts, categories, nor individual line item expenditures as set forth in the approved Project budget.

Borrower shall initial each page here [______] [______]

4.	PAYMENTS AND ADVANCES: Funding will be made as set forth in paragraph 2(c).

5.	EVENTS OF DEFAULT: The Borrower shall be in default under this agreement upon the happening of any one of the following events or conditions, herein called "Default:

a.	Borrower fails to make any payment when required by any note or obligation of the Borrower to Lender is not made when due or in accordance with the terms of the applicable contract.

b.
Borrower defaults in the performance of any material covenant, obligation, warranty, or provision contained in this Agreement or in any note, obligation, contract, or undertaking of the Borrower to or with Lender

c.
Any representation, statement, certificate, schedule, financial statement, or report made or furnished to the Lender by or in behalf of Borrower is found to be false or erroneous in any material respect when made or furnished, regardless of when the false act was committed or discovered.

d.
Failure by Borrower to pay any indebtedness at maturity, or the occurrence of any event which results in the acceleration of the maturity of any obligation of Borrower to Lender under any promissory note, agreement, or undertaking.

e.	Dissolution or termination of existence of Borrower.

f.	The initiation, whether voluntary or involuntary on the part of the Borrower, of any bankruptcy, reorganization, liquidation or receivership proceedings by or against the Borrower.

g.
The issuance of any final order, decree or judgment pursuant to any judicial or administrative proceeding declaring that the Project, or the operation or use thereof, is in violation of any law, ordinance, rule or regulation of any agency, department, commission, board, bureau or instrumentality of the Lender, State of Oklahoma, or United States; provided that the Borrower shall have the right to diligently pursue in good faith any bona fide appeal which is available from any such order, decree or judgment, and thereafter the Borrower is granted ninety (90) days from the issuance of any official order, decree or judgment, to comply therewith.

h.	Relocation of the principal place of business without thirty days’ prior written notice to Lender, or any abandonment or vacation of premises, whether by declaration, intent, or in fact.

i.
Upon the occurrence or the existence of a Default, Lender may, at its option and without notice or demand to Borrower and without demand or presentment which are hereby waived, immediately declare due and payable all liabilities and obligations of Borrower to Lender, cease extending credit to Borrower, and exercise any and all rights and remedies possessed by Lender.

6.	INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

a.
The Borrower shall immediately notify the Lender of any of the following events: (i) the Borrower filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) the Borrower’s consent to the institution of an involuntary case under the Bankruptcy Act against the Borrower; (iii) the filing of any similar proceeding for or against the Borrower, or the Borrower’s consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over the Borrower, under any other applicable state or federal law; or (iv) the Borrower’s insolvency due to the Borrower’s inability to pay its debts generally as they become due.

Borrower shall initial each page here [______] [______]

b.
Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph (a); (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c.
Upon the occurrence of any of the four events described in the first paragraph, Lender reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the Lender review determines that there are significant deficiencies or concerns with your performance under the award, Lender reserves the right to impose additional requirements, as needed, including (i) change your payment method; or (ii) institute payment controls.

d.	Failure of the Borrower to comply with this provision may be considered a material noncompliance of this financial assistance award by the Lender.

7.	PREPAYMENT OF STATE ENERGY PROGRAM – AMERICAN RECOVERY AND REINVESTMENT ACT LOAN PROGRAM NOTE:

a.
Lender hereby grants Borrower the option, exercisable at any time, to prepay all or any portion of the State Energy Program – American Recovery and Reinvestment Act Loan Program Promissory Note, without penalty.  Unless specifically modified under the terms of the note, payments received shall be applied first to interest and then to principal.

b.
Mandatory Payment of Note Upon Condemnation, Damage, Destruction or Sale of Assets.  Borrower shall prepay the State Energy Program – American Recovery and Reinvestment Act Loan Program Promissory Note in full prior to the expiration of this State Energy Program – American Recovery and Reinvestment Act Loan Program Loan Agreement if (1) all or substantially all of the Project is condemned (or sold in lieu thereof) or damaged or destroyed and Borrower does not elect, as evidenced by a certificate delivered to the Lender within 120 days after the occurrence of such event, to rebuild or restore the Project, or (2) all or substantially all of the assets of the Borrower are sold or disposed of in any manner.  Upon the occurrence of any of the above, the Borrower shall prepay the State Energy Program – American Recovery and Reinvestment Act Loan Program Promissory Note in full upon a date specified by Lender.  Upon Lender's receipt of such mandatory prepayment, this State Energy Program – American Recovery and Reinvestment Act Loan Program Loan Agreement shall be terminated.

8.
LENDER'S OBLIGATION LIMITED:  Nothing in this Agreement is intended to require or obligate nor shall anything herein be interpreted to require or obligate the Lender to make any payment or advance from any of its funds or property, other than the funds derived from the issuance of the State Energy Program – American Recovery and Reinvestment Act Loan Program Promissory Note proceeds for the purposes given.

9.	GENERAL PROVISIONS: Borrower agrees to the following:

a.  No modification, consent, or waiver of any provision of this Agreement, nor consent by Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of the Lender, and then shall be effective only in the specific instance and for the purpose for which given.

b.  No act, delay, or omission, including Lender's waiver of remedy because of any default hereunder, shall constitute a waiver of any of Lender's rights and remedies under this Agreement or any other agreement between the parties. All rights and remedies of Lender are cumulative and may be exercised singly or concurrently, and the exercise of any one or more remedies will not be waiver of any other. No waiver, change, modification, or discharge of any of Lender's rights or of Borrower's duties as so specified or allowed will be effective unless in writing and signed by a duly authorized officer of the Lender, and any such waiver will not be a bar to the exercise of any right or remedy on any subsequent default.  In the event the Lender shall elect to selectively and successively enforce its rights under any of the covenants, terms, or conditions of this Agreement or any other agreement or document, such action shall not be deemed a waiver or discharge of any other covenants, terms, or condition lien, encumbrance or security instrument securing payment of the State Energy Program – American Recovery and Reinvestment Act Loan Program Promissory Note, and all costs and other expenses due to the Lender.  The foreclosure of any lien provided pursuant to this Agreement without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Lender might obtain as a result of such selective and successive foreclosure.

Borrower shall initial each page here [______] [______]

c. This Agreement shall inure to the benefit of the successors and assigns of Lender and shall be binding on the executors, administrators, successors, and assigns of Borrower.

d.  Lender at any time and at its option may pledge, transfer, or assign its rights under this Agreement in whole or in part, and any pledgee, transferee, or assignee shall have the rights of Lender as to the rights or parts thereof so pledged, transferred, or assigned.

e.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

f.  The Lender shall have the right, but not the obligation, at the Borrower's expense, to commence, to appear in or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder and in connection therewith pay out of the funds of the loan all necessary expenses, including fees of counsel, if the Borrower fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to the Lender, except in a suit by the Borrower against the Lender, in which case the prevailing party shall be entitled to such fees and expenses as a part of any judgment obtained.

g. The Borrower agrees to pay all fees, expenses and charges in respect to the loan contemplated by this Agreement, including, without limiting the generality thereof, the following:

1) Reasonable fees and charges of the Lender for any extraordinary services performed and expenses incurred by them in connection with the administration of this loan;

2)  Reasonable fees and expenses of counsel and bond counsel employed by the Lender, in connection with any litigation arising out of or relating to this transaction and the issuance of the Promissory Note;

3)	Recording and filing fees (excepting only Oklahoma mortgage tax);
4) Fees and expenses of any architect, engineer or agent employed by the Lender to inspect the Project or submit reports to the Lender concerning the Project; and

5)  Other reasonable fees and expenses involved in the closing of this loan and the reasonable fees and expenses payable by the Lender which are incident to the enforcement or defense of this Agreement or any instrument executed pursuant hereto.

h.	Nothing in this Agreement shall be construed to constitute the Lender as a joint venture with the Borrower or to constitute a partnership among the parties.

Borrower shall initial each page here [______] [______]

10.	POLITICAL ACTIVITY

a.	All employees of the Borrower shall observe the limitations on political activities to which they may be subject under the Hatch Act, 5 USC§1501, et seq., 18 USC§595 and 18 USC§1913.

b.	No loan funds may be used for any political activity or to further the election or defeat of any candidate for public office.

c.
No loan funds may be used to provide voters or prospective voters with transportation to the polls or similar assistance in connection with an election or any voter registration activity (42 USC§9904(c)(7).

d.	No portion of the loan funds may be used for lobbying activities.

11.      LOBBYING RESTRICTIONS

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

12. ADMINSTRATIVE AND NATIONAL POLICY REQUIREMENTS

a.	Administrative Requirements

1) The administrative requirements for DOE grants, loans and cooperative agreements are contained in 10 CFR part 600 and 10 CFR part 420 (see http://ecfr.gpoaccess.gov).

b.	American Recovery and Reinvestment Act (ARRA) 2009 Award Administration Information

1)
Special Provisions relating to work funded under American Recovery and Reinvestment Act of 2009, Pub. L. 111-5 shall apply.  Also, the Office of Management and Budget may be promulgating additional provisions or modifying existing provisions.  Those additions and modifications will be incorporated into the Special Provisions as they become available.  A draft of these Special Provisions is located at

http://management.energy.gov/business_doe/business_forms.htm.

c.	Special Terms and Conditions and National Policy Requirements

1)	The DOE Special Terms and Conditions for Use in Most Grants, Loans and Cooperative Agreements are located at http://management.energy.gov/documents/ARRAAttachment3.pdf.

2)	The National Policy Assurances to Be Incorporated as Award Terms are located at DOE http://www.management.energy.gov/documents/NationalPolicyAssurances5-06.pdf.

3)	The standard DOE financial assistance intellectual property provisions applicable to the various types of recipients are located at http://www.gc.doe.gov/financial_assistance_awards.htm.

d.	Legal Authority

1)	SEP is authorized under PL 94-385, PL 94-163, PL 95-619, PL 94-580, PL 101-440, PL 102-486, PL 109-58, and PL 111-5. All loans made under this program must comply with applicable legislation.

Borrower shall initial each page here [______] [______]

2)
SEP is governed by program regulations (10 CFR part 420) published in the Federal Register on July 8, 1996, and amended in the Federal Registers dated May 14, 1997, August 24, 1999, and May 1, 2000, and the DOE Financial Assistance Rules (10 CFR part 600).  DOE published a Final Rule on October 2, 2006, which amends 10 CFR 420 to incorporate the provisions of the Energy Policy Act of 2005, as described above.

13.      STATEMENT OF FEDERAL STEWARDSHIP

Lender will exercise stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

14.           SITE VISITS

Lender’s authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

15.           FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

16.
PRESERVATION OF OPEN COMPETITION AND GOVERNMENT NEUTRALITY TOWARDS CONTRACTORS’ LABOR RELATIONS ON FEDERALLY FUNDED CONSTRUCTION PROJECTS [Applicable if the objective of the award is to construct, rehabilitate, alter, convert, extend, or repair buildings, highways, or make other improvements to real property.]

a.
Unless in conflict with State or local laws, you must ensure that bid specifications, project agreement, or other controlling documents in construction contracts awarded pursuant to this agreement, or pursuant to a sub-award to this agreement, do not:

1)
Require or prohibit bidders, offerors, contractors, or subcontractors to enter into or adhere to agreements with one or more labor organizations, on the same or other related construction project(s); or

2)
Otherwise discriminate against bidders, offerors, contractors, or subcontractors for becoming or refusing to become or remain signatories or otherwise to adhere to agreements with one or more labor organizations, on the same or other related construction project(s).

b.
The term “construction contract” as used in this provision means any contract for the construction, rehabilitation, alteration, conversion, extension, or repair of buildings, highways, or other improvements to real property.

c.	Nothing in this provision prohibits bidders, offerors, contractors or subcontractors from voluntarily entering into agreements with labor organizations.

17.
DECONTAMINATION AND/OR DECOMMISSIONING (D&D) COSTS [Applicable if the objective of the award is to construct, rehabilitate, alter, convert, extend, or repair buildings, highways, or make other improvements to real property and if there is a possibility that the recipient's facilities will need to be restored or rehabilitated to approximately the same condition existing immediately prior to commencement of the Federal award.]

Borrower shall initial each page here [______] [______]

Notwithstanding any other provisions of this Agreement, the Government shall not be responsible for or have any obligation to the recipient for (i) Decontamination and/or Decommissioning (D&D) of any of the recipient’s facilities, or (ii) any costs which may be incurred by the recipient in connection with the D&D of any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Agreement.

18. REPORTING

a.	Management Reporting

1)
Progress Report – The Progress Report must provide a concise narrative assessment of the status of work and include information identified under Special Instructions on the Federal Assistance Reporting Checklist available at http://management.energy.gov/business_doe/business_forms.htm.

2)	Recipients of SEP ARRA funds will be required to submit both monthly and quarterly progress reports to the Lender in compliance with the U.S. Department of Energy regulations.

b.	Closeout Reports

1)    Property Certification – The Borrower must provide the Property Certification, including the required inventories of non-exempt property, located at http://management.energy.gov/property_management.htm.

c.	SEP Performance Metrics

1)   President Obama has committed to transparency and accountability in the use of the funds provided through ARRA.  It is important therefore that the activities carried out and the results achieved with those funds are tracked carefully and reported clearly and quantifiably.  The results achieved with SEP ARRA funding will be assessed according to the following performance metrics:

(a)	Jobs Created
(b)      Energy (kwh/therms/gallons/BTUs/etc.) saved
(c)      Renewable energy installed capacity and generated
(d)      GHG emissions reduced (CO2 equivalents)
(e)      Energy cost savings
(f)      Funds leveraged

d.
The State of Oklahoma has adopted a centralized reporting option for the delivery of 1512 information to federal reporting.gov; therefore, the Borrower will not be required to register in Federal reporting.gov.

In compliance with the States reporting requirements, all contractors receiving stimulus funding will be required to submit ARRA reports on sub-recipient and vendor data.  These reports will be sent via email to the Lender.  Reports must be submitted by the determined deadline and completed in its entirety.

Submit contact information to include name, phone number, agency name, and email address to arra@okcommerce.gov.

Borrower shall initial each page here [______] [______]

19.	RECAPTURE

a.
ARRA funds were loaned to projects that could be started and completed expeditiously. Borrower will be monitored closely on the expenditure rate of ARRA funding to ensure the targets and purposes set out by ARRA are met.  This is a requirement that is mandated upon the Lender.

b.
Borrowers must demonstrate that they are in compliance with federal programmatic goals and financial requirements.  This will be accomplished by the Borrower reporting to Lender on the accountability objectives in the OMB Guidance: which state: (1) the recipients and uses of all funds are transparent to the public, and the public benefits of these funds are reported clearly, accurately, and in a timely manner; and (2) funds are used for authorized purposes and instances of fraud, waste, error, and abuse are mitigated.  The Lender will provide the forms and the deadlines for the reporting, which shall also include reporting on the progress of the project.  The Lender reserves the right to recapture and redistribute funds distributed to a Borrower if these requirements are not met, or if project completion is delayed.

20.  SPECIAL CONDITIONS

a.
Borrower shall segregate obligations and expenditures related to funding under ARRA.  Financial and accounting systems should be revised as necessary to segregate, track and maintain these funds apart and separate from other revenue streams.

b.	None of the funds provided under the ARRA may be used for any casino or other gambling establishment, aquarium, zoo, golf course, or swimming pool.

c.	Assurance of Compliance

1)
Davis-Bacon Act – The Borrower will assure that all laborers and mechanics on projects funded directly by or assisted in whole or in part by and through funding appropriated by the American Recovery and Reinvestment Act of 2009 are paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by subchapter IV of Chapter 31 of title 40, United States Code (Davis-Bacon Act), under this program in which the Borrower receives financial assistance from the Lender.

For more information on Davis/Bacon requirements go to:
http://www.dol.gov/compliance/laws/comp-dbra.htm

d.
Section 1605, Buy American:  Under Section 1605 of the ARRA, no funds appropriated by the Act may be used for a public buildings/works project unless “all iron, steel and manufactured goods used are produced in the U.S.”

Exceptions are allowed for cases

▪	where the head of the federal agency concerned determines adherence would be “inconsistent with the public interest”,

▪	where iron/steel/manufactures are not produced in the U.S. in sufficient and available quantities, or

▪ inclusion of U.S. products would increase overall project cost by 25%

Notice of a waiver of the ARRA Buy American requirements must be noticed and justified in the Federal Register.

Borrower shall initial each page here [______] [______]

e.
  NEPA:  All Projects receiving financial assistance from DOE must be reviewed under the National Environmental Policy Act (NEPA) of 1969 – 42 U.S.C. Section 4321 et seq.  The first step in DOE’s NEPA review process requires financial assistance recipients to submit information to DOE regarding the potential environmental impacts of the project receiving DOE funds.  Borrowers must complete the Environmental Checklist (DOE PMC EF-1) on-line at the following site: https://www.eere-pmc.energy.gov/NEPA.asp

f.
Historical Preservation:  Section 106 of the National Historic Preservation Act requires entities using federal funds in historic properties or potentially historic properties to submit appropriate documentation to the State Historic Preservation Office (SHPO) prior to completion of work to ensure that there is no adverse affect on the property. A historic property is identified as on or eligible for the National Register of Historic Places. There are levels of significance required for eligible properties, but the minimum requirement is an age of 50 years or older.

21.      AUDITING, DISALLOWED COSTS

a.	Borrower shall comply with the Lender's Audit Policies and Audit Procedures, which are incorporated herein and made a part hereof.

b.	Borrower shall not pay audit costs as an expense to this Agreement. Audit costs may be used as a match expense but are not reimbursable.

c.	In the event auditing results in the determination that the Borrower has expended ARRA funds on unallowable costs, the Borrower shall reimburse the Lender in full for all such costs.

d.	Borrower awarded proceeds from this Agreement will be required to procure the following type of audit over the contract and submit the audit results to the Lender:

1)
For Borrowers expending $500,000 or more of total federal awards, including awards under this Agreement, during a fiscal year, the Borrower will be required to procure a single audit (financial statement audit and compliance audit over federal awards) pursuant to the requirements of the Single Audit Act Amendments of 1996 and 10 CFR 600.316, Audits of States, Local Governments and Non-Profit Organizations. This Agreement must be included in the Borrower’s required supplementary information schedule of expenditures of federal awards, and separately identified from other contracts and awards.

2)
For Borrowers expending less than $500,000 of total federal awards, during a fiscal year, that are otherwise by law, regulation, or contract (exclusive of this Agreement) required to undergo an annual financial statement audit, the Borrowers may meet its audit requirements through procuring a financial statement audit performed in accordance with Government Auditing Standards (yellow book), and must include a supplemental information schedule within the financial  report that separately identifies and reports the revenues and expenditures related to this Agreement.

3)
For Borrowers expending less than $500,000 of total federal awards, during a fiscal year, that are “not” otherwise by law, regulation, or contract required to undergo an annual financial statement audit, the Borrower may meet its audit requirements through procuring an special-purpose audit of a schedule of contract revenues and expenditures specific to this Agreement. The form and minimum content of the schedule of contract revenues and expenditures will be determined by the Lender. Such audit will be performed in accordance with the financial audit requirements of Government Auditing Standards and include tests of compliance with the allowable costs and activities in relation to the Agreement. The auditor will be required to report on the financial schedule as a special-purpose financial presentation pursuant to AICPA AU Section 623.22-.30, Special-Purpose Financial Presentations to Comply with Contractual Agreements or Regulatory Provisions. In addition, the auditor will report on contract compliance pursuant to the provisions of AICPA AU section 623.19-.21, Compliance with Aspects of Contractual Agreements or Regulatory Requirements Related to Audited Financial Statements.

Borrower shall initial each page here [______] [______]

e.
All Borrowers awarded proceeds from this Agreement are required to have designed and implemented appropriate internal controls over the receipt and expenditure of contract monies to ensure the following control objectives are met:

1)	Protection of contract assets,

2)	Reliability of contract financial information and;

3)	Adherence to applicable organizational policies, governmental regulations, and other compliance requirements, including those compliance requirements specifically applicable to this Agreement.

These internal requirements and objectives apply to the Borrower regardless as to whether the contract resources are expended directly by the Borrower or passed through to sub-contractors.

As a by-product of the audits performed over the contract financial information as noted in item (d) above, the auditor will be required to communicate and report significant deficiencies and material weaknesses identified in conducting the audits to those charged with governance within the Borrower’s entity. Such communication may be in the form of the internal control and compliance reports required pursuant to Government Auditing Standards and OMB Circular A-133, where applicable, or may be in a separate written communication consistent with AICPA AU Section 325, Communicating Internal Control Related Matters Identified in an Audit.

These written reports and communications on internal control will be provided by the Borrower to the Lender, along with the audited financial statements or financial schedule, upon completion of the audits.

22.    TERMINATION. This Agreement shall terminate, except as otherwise provided herein, on the following date:

June 1, 2026

Any obligation of Lender to extend credit or renew outstanding obligations of Borrower shall terminate on the termination date indicated above. However, such termination date shall not have application to Borrower in the event that any obligation of Borrower to Lender is unpaid, in which event all of the provisions of this Agreement shall remain in full force and effect as they relate to Borrower until such obligation and all other liabilities of Borrower to Lender have been paid in full.

Borrower shall initial each page here [______] [______]

SIGNATURES

Accepted:	Borrower:

Name of Lender: Oklahoma Department of Commerce	Name of Borrower: Advanced Environmental Recycling Technologies, Inc.
/s/ Vaughn Clark	/s/ Joe G. Brooks, CEO

Officer Title
Division Director	/s/ J.R.B. Hanna, CFO

Officer Title	Officer Title

Borrower shall initial each page here [______] [______]